IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS FIRST-QUARTER 2018 RESULTS

HIGHLIGHTS

•	Delivered Q1 2018 net income and adjusted net income of $8.5 million and $13.4 million, respectively, compared to Q1 2017 net income and adjusted net income of $0.1 million and $3.9 million, respectively.

•	Achieved Q1 2018 earnings per share and adjusted earnings per share of $0.13 and $0.21, respectively compared to $nil and $0.06, respectively in Q1 2017.

•	Adjusted EBITDA per Credit Facility was $31.4 million, up 70% compared to the same period last year.

•	Gross Profit of $50.7 million, resulted in gross margins of 60%, a 750-basis point increase versus Q1 2017.

•	Global IMAX box office of $246.9 million helped drive total revenues to $85.0 million, up 24% from the prior year period.

•	Repurchased $13.4 million of shares at an average price of $20.46 per share.

•	Successfully launched IMAX with Laser, the Company’s next-generation laser experience, bolstered by over 150 signings to date

•	Avengers: Infinity War, the first commercial film shot entirely with IMAX cameras, kicked off the summer blockbuster season, delivering a record $41.5 million in opening weekend IMAX box office

NEW YORK – May 1, 2018 – IMAX Corporation (NYSE:IMAX) today reported first-quarter 2018 revenues of $85.0 million, gross profit of $50.7 million and net income attributable to common shareholders of $8.5 million, which calculates to $0.13 per diluted share. Adjusted net income attributable to common shareholders for the first quarter was $13.4 million, which calculates to $0.21 per diluted share. Adjusted EBITDA per Credit Facility was $31.4 million. For reconciliations of reported results to non-GAAP financial results, and for the definition and reconciliation of Adjusted EBITDA per Credit Facility, please see the end of this press release.

“Our first quarter results were strong from both a financial and strategic standpoint. We modified our programming strategy, demonstrated operating leverage and set the table for the successful launch of IMAX with Laser, which was bolstered by over 150 signings to date,” said Richard L. Gelfond, IMAX CEO. “In addition to benefitting from the revenue and cost initiatives we implemented last year—which helped drive Adjusted EBITDA growth of 70%, compared to Q1 last year—our recent performance also reflects IMAX’s growing value proposition to content-creators and moviegoers alike. As content-creators emphasize blockbuster-type content and as consumers seek differentiated moviegoing experiences, The IMAX Experience® is becoming an increasingly important platform to launch and experience global franchise content.” Gelfond concluded, “We believe our global footprint, coupled with our focus on creating differentiated experiences for the biggest cinematic releases, uniquely positions IMAX to benefit from these trends.”

First-Quarter 2018 Results

Network Update

During the quarter, the Company installed 16 theater systems, all of which were for new theater locations. The total IMAX® theater network consisted of 1,382 systems as of March 31, 2018, of which 1,286 were in commercial multiplexes. There were 529 theaters in backlog as of March 31, 2018, compared to the 524 in backlog as of March 31, 2017.

IMAX signed contracts for 45 new theaters across 8 countries in the first quarter of 2018. For a breakdown of theater system signings, installations, network and backlog by type for the first quarter of 2018, please see the end of this press release.

Box Office Update

Gross box office from IMAX DMR® films increased 16.4% to $246.9 million in the first quarter of 2018 from $212.1 million in the first quarter of 2017. Gross box office was generated primarily by the exhibition of 22 films (14 new and 8 carryovers), as compared to 18 films (12 new and 6 carryovers) exhibited in the first quarter of 2017.

First-Quarter Consolidated Results

The gross margin across all segments in the first quarter of 2018 was $50.7 million, or 59.6% of total revenues, compared to $35.8 million, or 52.1% of total revenues, in the first quarter of 2017. Operating expenses (which includes SG&A, excluding stock-based compensation, plus R&D) were $27.3 million in the quarter, down 9% compared to $30.0 million in the first quarter of 2017.

“Looking ahead, our objectives this year are focused on improving the earnings power of our core business, increasing the differentiation of The IMAX Experience relative to other moviegoing options, and reinforcing the strength of our brand amongst worldwide consumers.” Gelfond continued, “We believe these initiatives, coupled with our continued signings and installation momentum, should create meaningful value across the IMAX ecosystem. Moreover, we’re encouraged by the exciting upcoming film slate, the successful launch of IMAX with Laser and our continued focus on controlling costs.”

FASB ASC Topic 606 Revenue Recognition

As a result of adopting ASC Topic 606 regarding changes to revenue recognition, the Company recognized an additional $0.7 million of net incremental revenue in the first quarter of 2018. Additional details related to these revenue recognition changes can be found in our 10-Q document.

First-Quarter Segment Results

Network Business

•	Network business revenues were $44.9 million in the quarter, compared with $39.3 million in the prior-year period. Gross margin for the network business were 70.2% in the most recent quarter, compared to 72.2% in the prior-year period.

•	IMAX DMR revenues were $27.1 million in the first quarter of 2018, compared to $23.4 million in the first quarter of 2017. Gross margin for the IMAX DMR segment was 69.4%, compared to 74.6% in the prior-year comparative period. The lower margins in the recent quarter reflect increased marketing costs versus last year.

•	Revenue from joint revenue-sharing arrangements were $17.9 million in the quarter, compared with $15.2 million in the prior-year period. Gross margin for joint revenue-sharing arrangements was 71.3%, compared to 67.3% in the prior-year comparative period.

Theater Business

•	Theater business segment revenues were $35.0 million in the quarter, compared with $23.2 million in the prior-year comparative period, primarily reflecting the installation of 7 additional sales-type theaters.

•	Gross margin on sales and sales-type leases was 64.0% compared with 46.4% in the year-ago period. The increase in the recent period is primarily the result of higher average margin per new system and no upgraded systems in the first quarter of 2018 versus 1 upgrade in 2017.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at www.imax.com/content/investor-relations. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag. In addition, the Company maintains a Twitter account: @IMAX_Investors. The Company intends to use Twitter to disclose the box office information, as well as other information that may be of interest to the Company’s investor community.

The information posted on the Company’s website and/or via its Twitter account may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website and its Twitter account in addition to the Company’s press releases, SEC filings and public conference calls and webcasts.

Conference Call

The Company will host a conference call today at 8:30AM ET to discuss its first quarter and 2018 financial results. This call is being webcast by Nasdaq and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (800) 289-0438 approximately 5 to 10 minutes before the call begins. Other international callers should dial (647) 484-0478. The conference ID for the call is 9118022. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 9118022.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of March 31, 2018, there were 1,382 IMAX theater systems (1,286 commercial multiplexes, 12 commercial destinations, 84 institutional) operating in 77 countries. On Oct. 8, 2015, shares of IMAX China, a subsidiary of IMAX Corp., began trading on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the performance of IMAX DMR films; the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to recent consolidation among commercial exhibitors and studios; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security; risks related to the Company’s inability to protect the Company’s intellectual property; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; the failure to fully realize the projected cost savings and benefits from the Company’s restructuring initiative; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: Michael K. Mougias, New York 212-821-0187 mmougias@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Adam Davis

212-821-0116

adavis@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations

March 31, 2018

	Three Months Ended March 31,
	2018		2017
Theater Signings:
Full new sales and sales-type lease arrangements	15		36
New traditional joint revenue sharing arrangements	22		—
New hybrid joint revenue sharing lease arrangements	8		2

Total new theaters	45		38
Upgrades of IMAX theater systems	—		1

Total Theater Signings	45		39

	Three Months Ended March 31,
	2018		2017
Theater Installations:
Full new sales and sales-type lease arrangements	13		5
New traditional joint revenue sharing arrangements	3		8
New hybrid joint revenue sharing lease arrangements	—		1

Total new theaters	16		14
Upgrades of IMAX theater systems	—		1	(1)

Total Theater Installations	16		15

	Three Months Ended March 31,
	2018		2017
Theater Backlogs:
New sales and sales-type lease arrangements	178	(2)	176
New joint revenue sharing arrangements
Hybrid lease arrangements	116		93
Traditional arrangements	235		255

Total Theater Backlog	529	(3)	524	(4)

	Three Months Ended March 31,
	2018		2017
Theater Network:
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	568		472
Traditional joint revenue sharing arrangements	610		533
Hybrid joint revenue sharing lease arrangements	108		116

Total Commercial Multiplex Theaters	1,286		1,121
Commercial Destination Theaters	12		14
Institutional Theaters	84		91

Total Theater Network	1,382		1,226

(1)	Includes one installation of an upgrade to a laser-based digital system under a sales arrangement.
(2)	Includes 14 theater systems which were previously classified under joint revenue sharing arrangements – hybrid sales arrangements.
(3)	Includes 33 laser-based digital theater system configurations, including five upgrades.
(4)	Includes 21 laser-based digital theater system configurations, including three upgrades.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues
Equipment and product sales	$19,513	$11,544
Services	44,746	38,844
Rentals	18,202	15,857
Finance income	2,523	2,412

	84,984	68,657

Costs and expenses applicable to revenues
Equipment and product sales	7,972	7,464
Services	20,351	19,814
Rentals	5,969	5,608

	34,292	32,886

Gross margin	50,692	35,771
Selling, general and administrative expenses (including share-based compensation expense of $4.4 million for the three months ended March 31, 2018 (2017 — $5.3 million))	28,083	30,941
Research and development	3,592	4,334
Amortization of intangibles	892	602
Receivable provisions, net of recoveries	451	185
Exit costs, restructuring charges and associated impairments	702	—

Income (loss) from operations	16,972	(291)
Interest income	247	228
Interest expense	(494)	(455)

Income (loss) from operations before income taxes	16,725	(518)

Provision for income taxes	(4,453)	(114)
Loss from equity-accounted investments, net of tax	(205)	(255)

Net income (loss)	12,067	(887)
Less: net (income) loss attributable to non-controlling interests	(3,562)	962

Net income attributable to common shareholders	$8,505	$75

Net income per share attributable to common shareholders—basic and diluted:
Net income per share — basic and diluted	$0.13	$—

Weighted average number of shares outstanding (000’s):
Basic	64,555	66,363
Fully Diluted	64,619	67,180
Additional Disclosure:
Depreciation and amortization(1)	$13,521	$12,088

(1)	Includes $0.1 million of amortization of deferred financing costs charged to interest expense for the three months ended March 31, 2018 (2017—$0.1 million).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$145,579	$158,725
Accounts receivable, net of allowance for doubtful accounts of $2,075 (December 31, 2017 — $1,613)	119,754	130,546
Financing receivables	129,774	129,494
Inventories	29,096	30,788
Prepaid expenses	10,165	7,549
Film assets	7,714	5,026
Property, plant and equipment	278,978	276,781
Other assets	62,569	26,757
Deferred income taxes	25,145	30,708
Other intangible assets	30,533	31,211
Goodwill	39,027	39,027

Total assets	$878,334	$866,612

Liabilities
Bank indebtedness	$24,867	$25,357
Accounts payable	13,782	24,235
Accrued and other liabilities	94,023	100,140
Deferred revenue	112,131	113,270

Total liabilities	244,803	263,002

Commitments and contingencies
Non-controlling interests	5,471	1,353

Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number. 64,287,977 issued and 63,996,413 outstanding (December 31, 2017 — 64,902,201 issued and 64,695,550 outstanding)	441,303	445,797
Less: Treasury stock, 291,564 shares at cost (December 31, 2017 — 206,651)	(5,992)	(5,133)
Other equity	173,866	175,300
Accumulated deficit	(60,418)	(87,592)
Accumulated other comprehensive loss	(138)	(626)

Total shareholders’ equity attributable to common shareholders	548,621	527,746
Non-controlling interests	79,439	74,511

Total shareholders’ equity	628,060	602,257

Total liabilities and shareholders’ equity	$878,334	$866,612

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash provided by (used in):
Operating Activities
Net income (loss)	$12,067	$(887)
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	13,521	12,088
Write-downs, net of recoveries	1,036	4,010
Change in deferred income taxes	(465)	(958)
Stock and other non-cash compensation	5,141	5,660
Unrealized foreign currency exchange loss (gain)	35	(171)
Loss from equity-accounted investments	106	156
Loss on non-cash contribution to equity-accounted investees	99	99
Investment in film assets	(6,259)	(3,334)
Changes in other non-cash operating assets and liabilities	(9,818)	(17,280)

Net cash provided by (used in) operating activities	15,463	(617)

Investing Activities
Purchase of property, plant and equipment	(6,588)	(4,068)
Investment in joint revenue sharing equipment	(4,810)	(7,547)
Acquisition of other intangible assets	(555)	(1,591)
Investment in new business ventures	—	(1,000)

Net cash used in investing activities	(11,953)	(14,206)

Financing Activities
Increase in bank indebtedness	—	—
Repayment of bank indebtedness	(500)	(500)
Repurchase of common shares	(13,396)	—
Treasury stock purchased for future settlement of restricted share units	(5,992)	(779)
Taxes withheld and paid on employee stock awards vested	(1,028)	(146)
Settlement of restricted share units and options	(173)	(11,158)
Issuance of subsidiary shares to a non-controlling interest	4,449	—
Common shares issued—stock options exercised	—	13,082

Net cash (used in) provided by financing activities	(16,640)	499

Effects of exchange rate changes on cash	(16)	46

Decrease in cash and cash equivalents during period	(13,146)	(14,278)
Cash and cash equivalents, beginning of period	158,725	204,759

Cash and cash equivalents, end of period	$145,579	$190,481

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has four primary reporting groups identified by nature of product sold or service provided: (1) Network Business, representing variable revenue generated by box-office results and which includes the reportable segments of IMAX DMR and contingent rent from the JRSAs and IMAX systems segments; (2) Theater Business, representing revenue generated by the sale and installation of theater systems and maintenance services, primarily related to the IMAX Systems and Theater System Maintenance reportable segments, and also includes fixed hybrid revenues and upfront installation costs from the JRSA segment; (3) New Business, which includes content licensing and distribution fees associated with our original content investments, virtual reality initiatives, IMAX Home Entertainment, and other business initiatives that are in the development and/or start-up phase, and (4) Other; which includes the film post-production and distribution segments and certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended March 31,
	2018	2017
Revenue
Network Business
IMAX DMR	$27,051	$23,408
Joint revenue sharing arrangements – contingent rent	17,861	15,233
IMAX systems – contingent rent	—	688

	44,912	39,329

Theater Business
IMAX systems
Sales and sales-type leases	18,138	6,942
Ongoing fees and finance income	2,730	2,585
Joint revenue sharing arrangements – fixed fees	—	470
Theater system maintenance	12,712	11,045
Other theater	1,377	2,165

	34,957	23,207

New Business	608	1,280

Other
Film distribution and post-production	3,734	3,584
Other	773	1,257

	4,507	4,841

Total	$84,984	$68,657

Gross margin
Network Business
IMAX DMR(1)	$18,782	$17,467
Joint revenue sharing arrangements – contingent rent(1)	12,740	10,250
IMAX systems – contingent rent	—	688

	31,522	28,405

Theater Business
IMAX systems
Sales and sales-type leases	11,609	3,220
Ongoing fees and finance income	2,683	2,521
Joint revenue sharing arrangements – fixed fees(1)	—	88
Theater system maintenance	6,205	4,249
Other theater	(45)	430

	20,452	10,508

New Business	(1,469)	(337)

Other
Film distribution and post-production(1)	446	(2,663)
Other	(259)	(142)

	187	(2,805)

Total	$50,692	$35,771

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share, EBITDA and adjusted EBITDA as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Company is required to maintain a minimum level of “EBITDA”, as such term is defined in the Company’s credit agreement (and which is referred to herein as “Adjusted EBITDA”, as the credit agreement includes additional adjustments beyond interest, taxes, depreciation and amortization). EBITDA and Adjusted EBITDA (each as defined below) should not be construed as substitutes for net income or as better measures of liquidity as determined in accordance with U.S. GAAP. The Company believes that EBITDA and Adjusted EBITDA are relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry.

	For the 3 months ended March 31, 2018		For the 12 months ended March 31, 2018(1)
(In thousands of U.S. Dollars)
Net income	$12,067		$25,472
Add (subtract):
Provision for income taxes	4,453		21,129
Interest expense, net of interest income	247		935
Depreciation and amortization, including film asset amortization	13,380		67,668

EBITDA	$30,147		$115,204
Stock and other non-cash compensation	5,141		23,199
Write-downs, net of recoveries including asset impairments and receivable provisions	1,036		21,041
Exit costs, restructuring charges and associated impairments	702		16,876
Loss from equity accounted investments	205		653

Adjusted EBITDA before non-controlling interests(2)	$37,231		$176,973
Adjusted EBITDA attributable to non-controlling interests	(5,824)		(25,906)

Adjusted EBITDA per Credit Facility	$31,407	*	$151,067	*

Adjusted EBITDA per Credit Facility, excluding impact from “Marvel’s Inhumans”	$31,463	*	$139,047	*

Adjusted revenues attributable to common shareholders	$75,958		$353,698

Adjusted EBITDA margin, excluding impact from “Marvel’s Inhumans”	41.3%		42.7%

Adjusted EBITDA per Credit Facility of $31.4 million and $151.1 million for the three and twelve months ended March 31, 2018 respectively, include the impact of the Company’s investment in “Marvel’s Inhumans”, which resulted in a $0.1 million and $13.0 million loss, respectively. However, as permitted by the Credit Facility, this loss was offset by addbacks of $nil and $13.3 million for amortization and by addbacks of, $nil and $11.7 million for impairment charges relating to the investment, in each case for the three and twelve months ended March 31, 2018, respectively. The net effect of these addbacks was to increase Adjusted EBITDA per Credit Facility by $0.1 million and $12.0 million for the three and twelve months ended March 31, 2018, respectively. This investment represents the Company’s first foray into a commercial television property, and therefore the Adjusted EBITDA per Credit Facility metric presented above may not be reflective of the Company’s typical operational activity. Further, the Company does not yet know whether it will make similar investments in the future. As a result, the Company is also presenting Adjusted EBITDA per Credit Facility excluding the impact of “Marvel’s Inhumans” to better facilitate comparisons to prior and future periods.

(1)	Ratio of funded debt calculated using twelve months ended Adjusted EBITDA.

(2)	The Adjusted EBITDA calculation specified for purpose of the minimum Adjusted EBITDA covenant excludes the reduction in Adjusted EBITDA from the Company’s non-controlling interests.

		3 months ended March 31, 2018		12 months ended March 31, 2018
(3)
	Total revenues		$84,984		$397,094
	Greater China revenues	$28,146		$136,030

	Non-controlling interest ownership percentage(4)	32.07%		31.90%

	Deduction for non-controlling interest share of revenues		(9,026)		(43,396)

	Adjusted revenues attributable to common shareholders		$75,958		$353,698

(4)	Weighted average ownership percentage for change in non-controlling interest share

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended March 31, 2018 vs. 2017:

The Company reported net income of $12.1 million, which calculates to $0.19 per basic and diluted share, for the first quarter of 2018 as compared to a net loss of $0.9 million, or $0.01 per basic and diluted share for the first quarter of 2017. Net income for the first quarter of 2018 includes a $4.8 million charge, or $0.08 per diluted share (2017 — $5.3 million or $0.08 per diluted share), for stock-based compensation and a $0.7 million charge, or $0.01 per diluted share (2017—$nil), for exit costs, restructuring charges and associated impairments. Adjusted net income, which consists of net income excluding the impact of stock-based compensation, exit costs, restructuring charges and associated impairments and the related tax impact, was $17.1 million, or $0.27 per diluted share, for the first quarter of 2018 as compared to adjusted net income of $3.0 million, or $0.05 per diluted share, for the first quarter of 2017. The Company reported net income attributable to common shareholders of $8.5 million, or $0.13 per basic and diluted share for the first quarter of 2018 (2017 — $0.1 million or $nil per basic and diluted share). Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation, exit costs, restructuring charges and associated impairments and the related tax impact, was $13.4 million, or $0.21 per diluted share, for the first quarter of 2018 as compared to adjusted net income attributable to common shareholders of $3.9 million, or $0.06 per diluted share, for the first quarter of 2017. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Quarter Ended March 31,

(In thousands of U.S. dollars, except per share amounts)	2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$12,067	$0.19	$(887)	$(0.01)
Adjustments:
Stock-based compensation	4,847	0.08	5,264	0.08
Exit costs, restructuring charges and associated impairments	702	0.01	—	—
Tax impact on items listed above	(559)	(0.01)	(1,341)	(0.02)

Adjusted net income	17,057	0.27	3,036	0.05
Net (income) loss attributable to non-controlling interests	(3,562)	(0.06)	962	0.01
Stock-based compensation (net of tax of less than $0.1 million and less than $0.1 million, respectively)	(57)	—	(128)	—

Adjusted net income attributable to common shareholders	$13,438	$0.21	$3,870	$0.06

Weighted average diluted shares outstanding		64,619		67,180

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

For the Three months ended March 31, 2018
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$15,463
Net cash used in investing activities	(11,953)

Net cash flow	$3,510